Exhibit 21.1

Subsidiaries of Navigant International, Inc.

Entity		Business
1.	AQUA Software Products, Inc., a California corporation	Software Development
2.	Associated Travel Services of Texas, Inc., a California corporation	Holding Company
3.	Associated Travel Services of Texas, Ltd., a Texas limited partnership	Holding Company
4.	Atlas Travel GP, Inc., a Texas corporation	Holding Company
5.	Atlas Travel Services Corp., a Delaware corporation	Holding Company
6.	Cornerstone Enterprises, Inc., a Massachusetts corporation	Meetings and Incentives
7.	Envision Vacations, Inc., a Michigan corporation	Holding Company
8.	Envision Vacations Canada Inc., an Ontario corporation	Leisure Travel
9.	Feercot SARL, a French limited liability company	Holding Company
10.	FireVine, LLC, a Delaware limited liability company	Internet Company
11.	Guide Travel System, Inc., a Colorado corporation	Corporate Travel Management
12.	International Travel Consultants N.V., incorporated in Belgium	Corporate Travel Management
13.	Marine & Oilfield Travel Logistics, LP, a Texas limited partnership	Corporate Travel Management
14.	Maple Leaf Collection Inc., an Ontario corporation	Leisure Travel
15.	Navigant Cruise Center, Inc., a Delaware corporation	Leisure Travel
16.	Navigant International/Brazil Ltda., a Brazilian limited liability company fka K.R. Agencia de Viagens Ltda	Corporate Travel Management
17.	Navigant International/Canada Inc., an Ontario corporation	Corporate Travel Management
18.	Navigant International/Deutschland GmbH, a German limited liability company	Corporate Travel Management
19.	Navigant International Funding Corporation, a Nevada corporation	Holding Company
20.	Navigant International Holdings Belgium, a Belgian private limited liability company	Holding Company
21.	Navigant International/North Central, Inc., an Illinois corporation fka Arrington Travel Center, Inc.	Corporate Travel Management
22.	Navigant International/Southwest, LLC, a Delaware limited liability company fka Associated Travel Services, LLC	Corporate Travel Management
23.	Navigant International/South Central, L.P., a Texas limited partnership fka Atlas Travel Services, L.P	Corporate Travel Management
24.	Navigant International/Southeast, Inc., a North Carolina corporation fka First Travelcorp, Inc.	Corporate Travel Management
25.	Navigant International/Northeast, Inc., a Connecticut corporation fka McGregor Travel Management, Inc.	Corporate Travel Management
26.	Navigant International/Northwest, Inc., a Washington corporation fka Mutual Travel, Inc.	Corporate Travel Management
27.	Navigant International/Rocky Mountain, Inc., a Colorado corporation fka Professional Travel Corporation	Corporate Travel Management
28.	Navigant International UK Holdings, Inc., a Delaware corporation	Holding Company
29.	Navigant International/United Kingdom Limited, incorporated in England and Wales	Corporate Travel Management
30.	Navigant UK Limited, incorporated in England and Wales	Holding Company
31.	NavigantVacations.com Holdings, Inc., a Delaware corporation	Holding Company
32.	Pade, Inc., a Massachusetts corporation aba Business Travel International	Corporate Travel Management
33.	Scheduled Airlines Traffic Offices, Inc., a Delaware corporation	Corporate Travel Management
34.	Sacramento Madison Enterprises, Inc., a California corporation dba Madison Travel	Corporate Travel Management
35.	Sato Travel srl, incorporated in Italy	Corporate Travel Management
36.	Transcap Voyages S.A., a French société anonyme	Corporate Travel Management
37.	UGPTravel, Inc., an Illinois corporation fka Uniglobe Professional Travel, Inc.	Corporate Travel Management
38.	World Wide Travel Service, Inc., an Arkansas corporation	Corporate Travel Management

Affiliates:

ATTI General Partnership, a Georgia general partnership (50% interest through Navigant International/Southwest, LLC, fka Associated Travel Services, LLC)

Protocol Worldwide Limited (50% interest through Scheduled Airlines Traffic Offices, Inc.)